UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2019

CAPITALA FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4201 Congress St., Suite 360

Charlotte, NC 28209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (704) 376-5502

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share 5.75% Convertible Notes due 2022 6.00% Notes due 2022	CPTA CPTAG CPTAL	NASDAQ Global Select Market NASDAQ Capital Market NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2019, Capitala Finance Corp. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement, dated December 31, 2019 (the “Prospectus Supplement”) and the base prospectus, dated April 19, 2019 (together with the Prospectus Supplement, the “Prospectus”), pursuant to which the Company may, but has no obligation to, issue and sell up to $50,000,000 in aggregate amount of shares of its common stock, par value $0.01 per share (the “Shares”), in amounts and at times to be determined by the Company. Actual sales in this “at the market offering” will depend on a variety of factors to be determined by the Company from time to time, including market conditions, the trading price of the Company’s common stock and determinations by the Company of the appropriate sources of funding. The Company intends to use the net proceeds from this offering for new investments in portfolio companies in accordance with its investment objective and strategies, as described in the Prospectus, and for general working capital purposes. The Company may also use a portion of the net proceeds from this offering to equitize a new SBIC subsidiary, to repay any indebtedness (which will be subject to reborrowing), to pay operating expenses, including advisory and administrative fees and expenses, and may pay other expenses such as due diligence expenses of potential new investments.

In connection with this “at the market offering,” the Company, Capitala Investment Advisors, LLC and Capitala Advisors Corp. entered into an open market sale agreementSM, dated December 31, 2019 (the “Sales Agreement”), with Jefferies LLC (the “Sales Agent”). The Sales Agreement provides that the Company may offer and sell the Shares from time to time through the Sales Agent, or to it, as principal for its own account. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. The Sales Agent will receive a commission from the Company equal to up to 3.0% of the gross sales price of any Shares sold through the Sales Agent under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Further details regarding the Sales Agreement and the “at the market offering” are set forth in the Prospectus, filed by the Company with the SEC on December 31, 2019.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a form of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The offering of the Shares will be made pursuant to the Prospectus, which constitutes a part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-230336) that was declared effective by the SEC on April 19, 2019.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, dated as of December 31, 2019, by and among Capitala Finance Corp., Capitala Investment Advisors, LLC, Capitala Advisors Corp. and Jefferies LLC

5.1	Opinion of Eversheds Sutherland (US) LLP, dated December 31, 2019

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2019	CAPITALA FINANCE CORP.

	By:	/s/ Stephen A. Arnall
Stephen A. Arnall
Chief Financial Officer and Chief Operating Officer